Exhibit J


NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR ENCUMBERED WITHOUT COMPLIANCE WITH THE PROVISIONS OF, AND ARE OTHERWISE RESTRICTED BY THE PROVISIONS OF, THE ACT, THE RULES AND REGULATIONS THEREUNDER AND THIS WARRANT.


                                                               Warrant No. [___]

                                     WARRANT


                  TO PURCHASE 7,500,000 SHARES OF COMMON STOCK


                             (SUBJECT TO ADJUSTMENT)


                                       OF


                          SKYTERRA COMMUNICATIONS, INC.


     THIS IS TO CERTIFY THAT , or its registered assigns, is entitled, at any time prior to the Expiration Date (such term, and certain other capitalized terms used herein being hereinafter defined), to purchase from SKYTERRA COMMUNICATIONS, INC., a Delaware corporation (the "Company"), 7,500,000 shares of the Common Stock of the Company, (subject to adjustment as provided herein), at a purchase price of $.01 per share (the initial "Exercise Price", subject to adjustment as provided herein).


1.   DEFINITIONS

     As used in this Warrant, the following terms have the respective meanings set forth below:

     "Affiliate" of any Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such Person. The term "control" (including the terms "controlled by" and "under common control with") as used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "April Warrants" shall mean warrants to be issued by the Company to Harbinger on April 1, 2009 (or such other time that the Company and Harbinger may agree) to purchase an aggregate of 17,500,000 shares of Common Stock, and all warrants issued upon transfer, division, or combination of, or in substitution of such warrants.

     "Appraised Value" per share of Common Stock as of a date specified herein shall mean the value of such a share as of such date as determined by an investment bank of nationally recognized standing selected by the Majority Warrant Holders and reasonably acceptable to the Company. If the investment bank selected by the Majority Warrant Holders is not reasonably acceptable to the Company, and the Company and the Majority Warrant Holders cannot agree on a mutually acceptable investment bank, then the Company and the Majority Warrant Holders shall each choose one such investment bank and the respective chosen firms shall jointly select a third investment bank, which shall make the determination. The Company shall pay the costs and fees of each such investment bank (including any such investment bank selected by the Majority Warrant Holders), and the decision of the investment bank making such determination of Appraised Value shall be final and binding on the Company and all affected holders of Warrants or Warrant Stock. Such Appraised Value shall be determined as a pro rata portion of the value of the Company taken as a whole, based on the higher of (A) the value derived from a hypothetical sale of the entire Company as a going concern by a willing seller to a willing buyer (neither acting under any compulsion) and (B) the liquidation value of the entire Company. No discount shall be applied on account of (i) any Warrants or Warrant Stock representing a minority interest, (ii) any lack of liquidity of the Common Stock or the Warrants, (iii) the fact that the Warrants or Warrant Stock may constitute "restricted securities" for securities law purposes, (iv) the existence of any call option or (v) any other grounds.

     "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

     "Common Stock" shall mean the Voting Common Stock or the Non-Voting Common Stock, as constituted on the Original Issue Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of any Common Stock upon any reclassification thereof which is also not preferred as to dividends or liquidation over any other class of stock of the Company and which is not subject to redemption, and
(ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.3 hereof.

     "Company" means SkyTerra Communications, Inc., a Delaware corporation, and any successor corporation.

     "Current Market Price" shall mean as of any specified date the average of the daily market price of one share of the Common Stock for the shorter of (x) the twenty (20) consecutive Business Days immediately preceding such date or (y) the period commencing on the Business Day next following the first public announcement by the Company of any event giving rise to an adjustment of the Exercise Price pursuant to Section 5 below and ending on the date of such event. The "daily market price" of one share of Common Stock for each such Business Day shall be: (i) if the Common Stock is then listed on a national securities exchange, the last sale price of one share of Common Stock, regular way, on such day on the principal stock exchange or market system on which such Common Stock is then listed or admitted to trading, or, if no such sale takes place on such day, the average of the closing bid and asked prices for one share of Common Stock on such day as reported on such stock exchange or market system or (ii) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is traded over-the-counter, the average of the closing bid and asked prices for one share of Common Stock as reported on the Electronic Bulletin Board or in the National Daily Quotation Sheets, as applicable.

     "Designated Office" shall have the meaning set forth in Section 10 hereof.

     "Encumbrance" means any mortgage, pledge, hypothecation, claim, charge, security interest, encumbrance, option, lien, put or call right, right of first offer or refusal, proxy, voting right or other restrictions or limitations of any nature whatsoever in respect of any property or asset, whether or not filed, recorded or otherwise perfected under applicable law, other than (a) those resulting from Taxes which have not yet become delinquent or (b) minor liens and encumbrances that do not materially detract from the value of the property or asset, or materially impair the operations of MSV or the Company or materially interfere with the use of such property or asset.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

     "Exercise Date" shall have the meaning set forth in Section 2.1 hereof.

     "Exercise Notice" shall have the meaning set forth in Section 2.1 hereof.

     "Exercise Price" shall mean $0.01 per share of Common Stock, subject to adjustment as provided herein.

     "Expiration Date" shall mean January 6, 2014.

     "Fair Value" per share of Common Stock as of any specified date shall mean
(A) if the Common Stock is publicly traded on such date, the Current Market Price per share, or (B) if the Common Stock is not publicly traded on such date,
(1) the fair market value per share of Common Stock as determined in good faith by the Board of Directors of the Company and set forth in a written notice to each Holder or (2) if the Majority Warrant Holders object in writing to such price as determined by the Board of Directors within thirty (30) days after receiving notice of same, the Appraised Value per share as of such date. For the avoidance of doubt and notwithstanding the foregoing, the Fair Value per share of Voting Common Stock and Non-Voting Common Stock shall, at all times, be deemed to be the same. Fair Value with respect to property, services or other consideration shall be calculated in a similar manner.

     "FCC" shall mean the Federal Communications Commission.

     "Harbinger" shall mean Harbinger Capital Partners Master Fund I, Ltd. or Harbinger Capital Partners Special Situations Fund, L.P. or any of their respective Affiliates.

     "Holder" shall mean (a) with respect to this Warrant, the Person in whose name the Warrant set forth herein is registered on the books of the Company maintained for such purpose and (b) with respect to any other Warrant or shares of Warrant Stock, the Person in whose name such Warrant or Warrant Stock is registered on the books of the Company maintained for such purpose.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     "Majority Warrant Holders", with respect to a given determination, shall mean the Holders of Warrants and April Warrants (to the extent issued) representing more than fifty percent (50%) of all Common Stock issuable upon exercise of all outstanding Warrants and April Warrants (taken together).

     "Master Contribution Agreement" shall mean the Master Contribution and Support Agreement dated July 24, 2008, 2008 among Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P., Harbinger Co-Investment Fund, L.P., the Company, MSV and Mobile Satellite Ventures Subsidiary LLC.

     "MSV" shall mean Mobile Satellite Ventures LP, a Delaware limited partnership.

     "MSV Finance Co." shall mean Mobile Satellite Ventures Finance Co., a Delaware corporation.

     "Non-Voting Common Stock" shall mean the non-voting common stock, par value $0.01 per share, of the Company.

     "Notes" shall mean the 16.0% Senior Notes due 2013 of MSV and MSV Finance
Co.

     "Opinion of Counsel" means a written opinion of outside counsel experienced in Securities Act matters chosen by the Holder of this Warrant or Warrant Stock issued upon the exercise hereof and reasonably acceptable to the Company.

     "Original Issue Date" shall mean January 6, 2009.

     "Original Warrants" shall mean all of the Warrants issued by the Company to Harbinger on January 6, 2009 to purchase an aggregate of 7,500,000 shares of Common Stock.

     "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, whether Voting Common Stock or Non-Voting Common Stock, as the case may be, except shares then owned or held by or for the account of the Company or any Subsidiary, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

     "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 8.2(a) hereof.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Share Withholding Option" has the meaning set forth in Section 2.1 hereof.

     "Subsidiary" shall mean any corporation, association or other business entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by the Company; or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such person.

     "Tax" or "Taxes" means any and all taxes, charges, fees, levies, imposts, duties or other assessments of any kind whatsoever, imposed by or payable to any federal, state, provincial, local, or foreign tax authority, including any gross income, net income, alternative or add on minimum, franchise, profits or excess profits, gross receipts, estimated, capital, goods, services, documentary, use, transfer, ad valorem, business rates, value added, sales, customs, real or personal property, capital stock, license, payroll, withholding or back up withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, occupancy, transfer, gains taxes, together with any interest, penalties, additions to tax or additional amounts imposed with respect thereto.

     "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest therein, which would constitute a "sale" thereof or a transfer of a beneficial interest therein within the meaning of the Securities Act.

     "Voting Common Stock" shall mean the voting common stock, par value $0.01 per share, of the Company.

     "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to Section
2.1 hereof, multiplied by (ii) the Exercise Price as of the date of such exercise.

     "Warrants" shall mean the Original Warrants and all warrants issued upon transfer, division or combination of, or in substitution for, such Original Warrants. All Warrants shall at all times be identical as to terms and conditions, except as to the number of shares of Common Stock for which they may be exercised and their date of issuance.

     "Warrant Stock" generally shall mean the shares of Common Stock issued, issuable or both (as the context may require) upon the exercise of Warrants.

2.   EXERCISE OF WARRANT

     2.1 Manner of Exercise.

     (a) From and after the Original Issue Date and until 5:00 P.M., New York time, on the Expiration Date, the Holder of this Warrant may, from time to time, exercise this Warrant, on any Business Day, for up to 7,500,000 shares of Common Stock. In order to exercise this Warrant, in whole or in part, the Holder shall
(i) deliver to the Company at its Designated Office a written notice of the Holder's election to exercise this Warrant (an "Exercise Notice"), which Exercise Notice shall be irrevocable and specify the number of shares of Non-Voting Common Stock and/or Voting Common Stock to be purchased, together with this Warrant and (ii) pay to the Company the Warrant Price (the date on which both such delivery and payment shall have first taken place being hereinafter sometimes referred to as the "Exercise Date"). Such Exercise Notice shall be in the form of the subscription form appearing at the end of this Warrant as Annex A, duly executed by the Holder or its duly authorized agent or attorney. For the avoidance of doubt, subject to the other conditions set forth in Sections 2.1(b), 2.1(c) or elsewhere herein, the Holder may, at its sole discretion, exercise the Warrant for shares of Voting Common Stock, shares of Non-Voting Common Stock or any combination thereof.

     (b) Upon receipt by the Company of such Exercise Notice, Warrant and payment, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Notice and shall be registered in the name of the Holder or, subject to Section 8 below, such other name as shall be designated in the Exercise Notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the Exercise Date. Notwithstanding the foregoing, in the event that the rules of any stock exchange or automatic quotation system on which the Company's Common Stock is then listed, traded or quoted requires shareholder approval prior to the issuance of any or all of the Warrant Stock (or the conversion of Non-Voting Common Stock into Voting Common Stock), the Company shall issue on the Exercise Date the maximum number of shares of Warrant Stock that can be issued without shareholder approval, without regard to any shares of Warrant Stock otherwise required to be issued in excess of such maximum number of shares of Warrant Stock, and shall promptly after receipt of such shareholder approval issue the balance of the number of shares of Warrant Stock for which this Warrant has been exercised. The Company shall use its reasonable best efforts to obtain such shareholder approval as soon as reasonably possible, including, without limitation, filing all proxy statements or information statements, necessary or convenient to obtain such consent.

     (c) Notwithstanding anything to the contrary contained herein, prior to the issuance of the Warrant Stock or, in the event that the Warrant Stock is Non-Voting Common Stock, the Voting Common Stock issuable upon exchange of such Warrant Stock, the Holder or its permitted assigns on the one hand, and the Company on the other hand, shall have satisfied any and all applicable legal or regulatory requirements for conversion, including compliance with the HSR Act and FCC requirements. The Company shall use its reasonable best efforts in cooperating with such Holder to obtain such legal or regulatory approvals to the extent its cooperation is necessary. The Company shall pay all necessary filing fees and reasonable out-of-pocket expenses to obtain such legal or regulatory approvals.

     (d) Payment of the Warrant Price shall be made at the option of the Holder by one or more of the following methods: (i) by delivery of a certified or official bank check in the amount of such Warrant Price payable to the order of the Company, (ii) by instructing the Company to withhold a number of shares of Warrant Stock then issuable upon exercise of this Warrant with an aggregate Fair Value equal to such Warrant Price (the "Share Withholding Option"), (iii) by surrendering to the Company, Notes previously acquired by the Holder with an aggregate fair market value equal to such Warrant Price; it being understood that the fair market value of the Note shall be its principal amount plus any accrued interest to that day, or (iv) by surrendering to the Company shares of Common Stock previously acquired by the Holder with an aggregate Fair Value equal to such Warrant Price. In the event of any withholding of Warrant Stock or surrender of Notes or Common Stock pursuant to clause (ii), (iii) or (iv) above where the number of shares whose Fair Value (as measured on the Exercise Date) is equal to the Warrant Price is not a whole number, the number of shares withheld by or surrendered to the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder based on the incremental fraction of a share being so withheld by or surrendered to the Company in an amount determined in accordance with Section 2.3 hereof. Notwithstanding any provision herein to the contrary, the Company shall not be required to register shares of Common Stock in the name of any Person who acquired this Warrant (or part hereof) or any shares of Warrant Stock otherwise than in accordance with this Warrant.

     (e) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing the shares of Common Stock being issued, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

     (f) Subject to Section 2.1(g), all Warrants delivered for exercise shall be canceled by the Company.

     (g) Notwithstanding anything to the contrary in this Warrant, if, at the time that the Holder of this Warrant elects to exercise this Warrant, in whole or in part, the Company does not have a sufficient number of authorized and issued shares of Non-Voting Common Stock sufficient to permit such Holder to receive a complete allotment of Non-Voting Common Stock pursuant its election under Section 2.1(a), such election shall be deemed to be for a number of shares of Non-Voting Common Stock equal to the number of shares of Non-Voting Common Stock then authorized but unissued by the Company.

     2.2 Payment of Taxes. All shares of Warrant Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all Encumbrances (other than any created by actions of the Holder). The Company shall pay all expenses in connection with, and all Taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such Tax or charge is imposed by law upon the Holder. The Company shall not, however, be required to pay any Tax or governmental charge which may be payable in respect of any Transfer involved in the issue and delivery of shares of Warrant Stock issuable upon exercise of this Warrant in a name other than that of the holder of the Warrants to be exercised, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such Tax, or has established to the satisfaction of the Company that such Tax has been paid. The Company shall not be required to reimburse the Holder or any other Person for any income, withholding, franchise, or similar Taxes or governmental charges (whether collected by withholding or otherwise and whether imposed on the gross amount of any payment or otherwise) paid by the Company or imposed on the Holder with respect to the exercise or issuance of the Warrant or issuance of any Warrant Stock or on or with respect to any payments made on or with respect to the Warrant or Warrant Stock.

     2.3 Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share that the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay to such Holder an amount in cash equal to such fraction multiplied by the Fair Value of one share of Common Stock on the Exercise Date.

3.   TRANSFER, DIVISION AND COMBINATION

     3.1 Transfer. Subject to compliance with Section 8 hereof, each transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the Designated Office, together with a written assignment of this Warrant in the form of Annex B hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer Taxes described in
Section 2.2 in connection with the making of such transfer. Upon such surrender and delivery and, if required, such payment, the Company shall, subject to
Section 8, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with Section 8, may be exercised by the new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

     3.2 Division and Combination. Subject to compliance with the applicable provisions of this Warrant including, without limitation, Section 8, this Warrant may be divided or combined with other Warrants upon presentation hereof at the Designated Office, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with the applicable provisions of this Warrant as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

     3.3 Expenses. The Company shall prepare, issue and deliver at its own expense any new Warrant or Warrants required to be issued under this Section 3 (other than pursuant to Section 2.2 and 3.1 hereof).

     3.4 Maintenance of Books. The Company agrees to maintain, at the Designated Office, books for the registration and transfer of the Warrants.

4.   ANTIDILUTION PROVISIONS

     The Exercise Price shall be subject to adjustment from time to time as follows:

     4.1 Upon Stock Dividends, Subdivisions or Splits. If, at any time after the Original Issue Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, or to be affected by such subdivision or split-up, the number of shares issuable upon exercise of the Warrant shall be proportionately increased by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock Outstanding immediately after such increase in Outstanding shares and the denominator of which is the number of shares of Common Stock Outstanding immediately prior to such increase.

     4.2 Upon Combinations or Reverse Stock Splits. If, at any time after the Original Issue Date, the number of shares of Common Stock Outstanding is decreased by a combination or reverse stock split of the Outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, upon the record date to determine shares affected by such combination or reverse stock split, (a) the Exercise Price shall be increased by multiplying the Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock Outstanding immediately prior to such decrease and the denominator of which is the number of shares of Common Stock Outstanding immediately after such decrease in Outstanding shares, and (b) the number of shares issuable upon exercise of the Warrant shall be proportionately decreased by multiplying the same by the inverse of such fraction.

     4.3 Upon Reclassifications, Reorganizations, Consolidations or Mergers. In the event of any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split up or combination of shares), or any consolidation or merger of the Company with or into another Person (where the Company is not the surviving Person or where there is a change in or distribution with respect to the Common Stock), each Warrant shall after such reorganization, reclassification, consolidation, or merger be exercisable for the kind and number of shares of stock or other securities or property of the Company or of the successor Person resulting from such consolidation or surviving such merger, if any, to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon exercise of such Warrant would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this Section 4.3 shall similarly apply to successive reorganizations, reclassifications, consolidations, or mergers. The Company shall not effect any such reorganization, reclassification, consolidation or merger unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation or merger, shall assume, by written instrument, the obligation to deliver to the Holders of the Warrant such shares of stock, securities or assets, which, in accordance with the foregoing provisions, such Holders shall be entitled to receive upon such conversion.

5.   NO IMPAIRMENT; REGULATORY COMPLIANCE AND COOPERATION; NOTICE OF EXPIRATION

     (a) The Company shall not by any action, including, without limitation, amending its charter documents or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, free and clear of all Encumbrances (other than any created by actions of the Holder), and shall use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

     (b) The Company shall deliver to each Holder of Warrants after the 60th day but before the 30th day prior to the Expiration Date, advance notice of such Expiration Date. If the Company fails to fulfill in a timely manner the notice obligation set forth in the prior sentence, it shall provide such notice as soon as possible thereafter.

6. RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY

     From and after the Original Issue Date, the Company shall use its best efforts to reserve and keep available for issuance upon the exercise of the Warrants such number of its authorized but unissued shares of Non-Voting Common Stock and Voting Common Stock, as will be sufficient to permit the exercise in full of all outstanding Warrants; provided that if, at any time after the Original Issue Date, the Company does not have available for issuance authorized but unissued shares of Non-Voting Common Stock and Voting Common Stock, as will be sufficient to permit the exercise in full of all outstanding Warrants, and the Company shall pay a dividend (other than a dividend for which an adjustment is made pursuant to Section 4.1) or otherwise distribute to all holders of its shares of Common Stock cash, evidences of its indebtedness or assets, then the Holder shall be entitled to also receive such dividend or distribution on the date it is paid in an amount which it would have received if the Holder had exercised the Warrants held by the Holder immediately prior to the date of such dividend or distribution without duplication of any right of the Holder to receive such dividend or distribution pursuant to the Master Contribution Agreement.

     All shares of Common Stock issuable pursuant to the terms hereof, when issued upon exercise of this Warrant with payment therefor in accordance with the terms hereof, shall be duly and validly issued and fully paid and nonassessable, not subject to preemptive rights and shall be free and clear of all Encumbrances (other than Encumbrances created by actions of a Holder). Before taking any action that would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction over such action. Subject to the provisos in Section 2.1(b) and (c) herein, if any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law (other than under the Securities Act or any state securities law) before such shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

7.   NOTICE OF CORPORATE ACTIONS; TAKING OF RECORD; TRANSFER BOOKS

     7.1 Notices of Corporate Actions.

     In case:

     (a) the Company shall take an action or an event shall occur, that would require an Exercise Price adjustment pursuant to Section 4; or

     (b) the Company shall grant to the holders of its Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class; or

     (c) of any reclassification of the Common Stock (other than a subdivision or combination of the Outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

     (e) the Company or any Subsidiary shall commence a tender offer for all or a portion of the Outstanding shares of Common Stock (or shall amend any such tender offer to change the maximum number of shares being sought or the amount or type of consideration being offered therefor);

then the Company shall cause to be filed at each office or agency maintained for such purpose, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the stock register, at least 10 days prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record who will be entitled to such dividend, distribution, rights or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up, or (z) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of the amendment thereto). Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Exercise Price and the number and kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon exercise of the Warrants. Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses (a) through (e) of this Section 7.1.

     7.2 Taking of Record. In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of any Section hereof refers to the taking of a record of such holders, the Company will in each such case take such a record as of the close of business on a Business Day.


     7.3 Closing of Transfer Books. The Company shall not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

8.   TRANSFER RESTRICTIONS

     The Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 8.

     8.1 Restrictions on Transfers. Subject to this Section 8.1, Holder may transfer this Warrant or any shares of Restricted Common Stock or cause a portion of this Warrant to be transferred. Neither this Warrant, any portion hereof nor any shares of Restricted Common Stock issued upon the exercise hereof shall be transferred, sold, assigned, exchanged, mortgaged, pledged, hypothecated, or otherwise disposed of or encumbered without compliance with, and they are otherwise restricted by, the provisions of the Securities Act, the rules and regulations thereunder and this Warrant. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon any such Transfer, other than in a public offering pursuant to an effective registration statement, shall bear the restrictive legend set forth in Section 8.2(a), and each Warrant issued upon such Transfer shall bear the restrictive legend set forth in Section 8.2(b), unless the Holder delivers to the Company an Opinion of Counsel to the effect that such legend is not required for the purposes of compliance with the Securities Act. Holders of the Warrants or the Restricted Common Stock, as the case may be, shall not be entitled to Transfer such Warrants or such Restricted Common Stock except in accordance with this Section 8.1.

     8.2 Restrictive Legends.

     (a) Except as otherwise provided in this Section 8, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with two legends in substantially the following forms: "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR ENCUMBERED WITHOUT COMPLIANCE WITH THE PROVISIONS OF, AND ARE OTHERWISE RESTRICTED BY THE PROVISIONS OF, THE ACT AND THE RULES AND REGULATIONS THEREUNDER." "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ENTITLED TO THE BENEFIT OF AND ARE SUBJECT TO CERTAIN OBLIGATIONS SET FORTH IN A CERTAIN WARRANT DATED JANUARY 6, 2009, ORIGINALLY ISSUED BY SKYTERRA COMMUNICATIONS, INC. (THE "WARRANT") PURSUANT TO THE EXERCISE OF WHICH SUCH SHARES WERE ISSUED. A COPY OF THE WARRANT IS AVAILABLE AT THE EXECUTIVE OFFICES OF SKYTERRA COMMUNICATIONS, INC."

     (b) Except as otherwise provided in this Section 8, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form: "NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE STOCK ISSUABLE UPON EXERCISE HEREOF MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OF OTHERWISE DISPOSED OF OR ENCUMBERED WITHOUT COMPLIANCE WITH THE PROVISIONS OF, AND ARE OTHERWISE RESTRICTED BY THE PROVISIONS OF, THE ACT, THE RULES AND REGULATIONS THEREUNDER AND THIS WARRANT."

     8.3 Termination of Securities Law Restrictions. Notwithstanding the foregoing provisions of this Section 8, the restrictions imposed by Section 8.1 upon the transferability of the Warrants and the Restricted Common Stock and the legend requirements of Section 8.2 shall terminate as to any particular Warrant or shares of Restricted Common Stock when the Company shall have received from the Holder thereof an Opinion of Counsel to the effect that such legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by Sections 8.1 and 8.2 shall terminate as to this Warrant, as hereinabove provided, the Holder hereof shall be entitled to receive from the Company, at the expense of the Company, a new Warrant not bearing the restrictive legend set forth in Section 8.2(b).

All Warrants issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Whenever the restrictions imposed by this Section shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the Holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 8.2(a).

9.   LOSS OR MUTILATION

     Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and an indemnity reasonably satisfactory to it (it being understood that the written indemnification agreement of or affidavit of loss of the Holder, shall be a sufficient indemnity) and, in case of mutilation, upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, however, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

10.  OFFICE OF THE COMPANY

     As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency, which may be the principal executive offices of the Company (the "Designated Office"), where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant. Such Designated Office shall initially be the office of the Company at 10802 Parkridge Boulevard, Reston, Virginia 20191. The Company may from time to time change the Designated Office to another office of the Company or its agent within the United States by notice given to all registered Holders at least ten
(10) Business Days prior to the effective date of such change.

11.  MISCELLANEOUS

     11.1 Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Company or the Holder shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such Person.

     11.2 Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     (a) if to any Holder of this Warrant or of Warrant Stock issued upon the exercise hereof, at its last known address appearing on the books of the Company maintained for such purpose;

     (b) if to the Company, at the Designated Office;

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three (3) Business Days after the same shall have been deposited in the United States mail, or one (1) Business Day after the same shall have been sent by Federal Express or another recognized overnight courier service.

     11.3 Indemnification. The Company shall indemnify, save and hold harmless the Holder hereof and the Holders of any Warrant Stock issued upon the exercise hereof from and against any and all liability, loss, cost, damage, reasonable attorneys' and accountants' fees and expenses, court costs and all other out of-pocket expenses incurred in connection with or arising from any default hereunder by the Company. This indemnification provision shall be in addition to the rights of such Holder or Holders to bring an action against the Company for breach of contract based on such default hereunder.

     11.4 Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder to pay the Exercise Price for any Warrant Stock other than pursuant to an exercise of this Warrant or any liability as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     11.5 Remedies. Each Holder of Warrants and/or Warrant Stock, in addition to being entitled to exercise its rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights provided under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees, in an action for specific performance, to waive the defense that a remedy at law would be adequate.

     11.6 Successors and Assigns. Subject to the provisions of Sections 3.1 and 8.1, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the permitted successors and assigns of the Holder hereof. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and to the extent applicable, all Holders of shares of Warrant Stock issued upon the exercise hereof (including transferees), and shall be enforceable by any such Holder.

     11.7 Amendment. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and the Majority Warrant Holders, provided that no such Warrant may be modified or amended to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided therein) without the written consent of the Holder thereof.

     11.8 Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

     11.9 Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

     11.10 GOVERNING LAW; JURISDICTION. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS WARRANT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE. THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK, SHALL HAVE, EXCEPT AS SET FORTH BELOW, EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY AND THE HOLDER OF THIS WARRANT PERTAINING TO THIS WARRANT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT, PROVIDED, THAT IT IS ACKNOWLEDGED THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.



                                      SKYTERRA COMMUNICATIONS, INC.

                                      By:
                                             -----------------------------------
                                             Name:
                                             Title:

[SEAL]


Attest:


By:   _____________________________
      Name:
      Title:

                                     ANNEX A

                                SUBSCRIPTION FORM


                 [To be executed only upon exercise of Warrant]


     The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of ______ shares of Voting Common Stock and ________ shares of Non-Voting Common Stock of SkyTerra Communications, Inc. and herewith makes payment therefor in __________, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of such Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _________________ whose address is _______________________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.



Method of Payment of Exercise Price:


------------------------------



                                               -------------------------------
                                               (Name of Registered Owner)
                                               -------------------------------
                                               (Signature of Registered Owner)
                                               -------------------------------
                                               (Street Address)
                                               -------------------------------
                                               (City) (State) (Zip Code)

NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                     ANNEX B

                                 ASSIGNMENT FORM

     FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all of the rights of the under signed under this Warrant, with respect to the number of shares of Common Stock set forth below:

                                                          No. of Shares of
         Name and Address of Assignee                       Common Stock
         ----------------------------                     ----------------





and does hereby irrevocably constitute and appoint ________ _____________ attorney-in-fact to register such transfer onto the books of SkyTerra Communications, Inc. maintained for the purpose, with full power of substitution in the premises.


Dated:                                       Print Name:

Signature:
                                             Witness:


NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.